UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BARRETT BUSINESS SERVICES, INC.
(Name of registrant as specified in its charter)

ESTATE OF WILLIAM W. SHERERTZ KIMBERLY J. JACOBSEN SHERERTZ CHARLES M. GILLMAN
(Name of person(s) filing proxy statement, if other than the registrant)

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Headline: BBSI Shareholder Group Concerned about Employee Change in Control Agreements

Vancouver, Washington – A shareholder group that includes Kimberly J. Jacobsen Sherertz, the estate of her late husband William Sherertz, and others commented today that in its opinion, the Change in Control Agreements of executive management at Barrett Business Services, Inc. (“BBSI”) need to be revised to conform with industry standards and best practices, for the mutual benefit of BBSI’s management, its board, and shareholders. In particular, industry norms need to be adhered to in terms of the cause of a change in control and the length of the “golden parachute,” which is currently three years in the agreements. The shareholder group believes change in control agreements are useful when they have value for management and shareholders. A reputable industry compensation consultant should advise BBSI regarding these agreements, and changes should be approved by BBSI shareholders. “Say on pay” by shareholders is an important method of ensuring alignment between a company and its shareholders. If these agreements are not modified in accordance with the shareholder group’s views and approved by shareholders, the group’s anticipated slate of directors, if elected, would plan to review the existing agreements and consider all of its alternatives with respect to them.

THE PARTICIPANTS IN THE SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS ARE: DIRECT OWNERSHIP BY THE ESTATE OF WILLIAM W. SHERERTZ OF 2,538,429 SHARES OF COMMON STOCK INCLUDING OPTIONS TO PURCHASE 102,697 SHARES (APPROXIMATELY 25.66% OF BBSI’S COMMON STOCK); DIRECT OWNERSHIP BY MS. KIMBERLY J. JACOBSEN SHERERTZ OF 55,349 SHARES OF COMMON STOCK, INCLUDING 40,349 SHARES HELD ON BEHALF OF HER MINOR CHILDREN (APPROXIMATELY 0.56%); DEEMED BENEFICIAL OWNERSHIP OF THE ESTATE’S HOLDINGS BY MS. SHERERTZ AS ITS SOLE PERSONAL REPRESENTATIVE IN POSSESSION OF SOLE VOTING AND INVESTMENT POWER FOR THE COMMON STOCK HELD BY IT; DEEMED BENEFICIAL OWNERSHIP BY MS. SHERERTZ OF 2,593,778 SHARES OF THE COMMON STOCK (APPROXIMATELY 26.22%); NO DIRECT OWNERSHIP BY MR. CHARLES M. GILLMAN BUT POTENTIAL DEEMED BENEFICIAL OWNERSHIP OF THE COMMON STOCK BENEFICIALLY OWNED BY MS. SHERERTZ AND THE ESTATE (WHICH OWNERSHIP IS EXPRESSLY DISCLAIMED). WHEN A PROXY STATEMENT IS COMPLETED AND FILED, BBSI SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, AND SECURITY HOLDERS SHOULD RELY ON SUCH PROXY STATEMENT AND NOT ON THIS RELEASE. THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE FOR NO CHARGE AT THE SEC’S WEBSITE, WWW.SEC.GOV.

Contact:

Frederic Dorwart

FREDERIC DORWART, LAWYERS

Old City Hall

124 East Fourth Street

Tulsa, OK 74103

(918) 583-9924